UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2020 (February 1, 2020)

PGT Innovations, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37971	20-0634715
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1070 Technology Drive
North Venice, Florida	34275
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (941) 480-1600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01	PGTI	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On February 1, 2020, PGT Innovations, Inc. (the “Company”) completed its previously announced acquisition of all of the equity interests of NewSouth Window Solutions, LLC, a Delaware limited liability company (“NewSouth”) (together with its direct and indirect subsidiaries) and NewSouth Window Solutions of Orlando, LLC, a Florida limited liability company (“NewSouth Orlando”), for approximately $92 million in cash, subject to adjustment (the “NewSouth Acquisition”) in accordance with the terms of the Membership Interest Purchase Agreement, dated as of December 10, 2019 (the “Purchase Agreement”), among the Company, NewSouth, NewSouth Orlando, NSWS Holdings, Inc. (“Holdco”), NSWS Orlando Holdings, Inc. (“Orlando Holdco”), the members of each of Holdco and Orlando Holdco (collectively with NewSouth, NewSouth Orlando, NSWS Holdings, Inc. and NSWS Orlando Holdings, Inc., the “Sellers”) and NSWS Rep, LLC, as representative of the Sellers.

In connection with the consummation of the NewSouth Acquisition, NewSouth Orlando, NewSouth and certain of NewSouth’s direct and indirect subsidiaries that the Company acquired in the NewSouth Acquisition executed a Supplemental Indenture, dated as of February 1, 2020 (the “Third Supplemental Indenture”) to the Indenture, dated as of August 10, 2018, by and between PGT Escrow Issuer, Inc. and U.S. Bank National Association, as Trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of August 13, 2018, by and among the Company, the guarantors party thereto and the Trustee and the Second Supplemental Indenture, dated as of January 24, 2020, by and among the Company, the guarantors party thereto and the Trustee (together, the “Base Indenture”). Pursuant to the Third Supplemental Indenture, the NewSouth entities signatory thereto became guarantors of the Company’s $365,000,000 aggregate principal amount of 6.75% senior notes due 2026 (“6.75% Notes”), in addition to the Company’s existing wholly-owned subsidiaries.

A copy of the Third Supplemental Indenture is attached to this Report as Exhibit 4.1 and is incorporated by reference herein.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On February 1, 2020, the Company completed the NewSouth Acquisition in accordance with the terms of the Purchase Agreement. The NewSouth Acquisition was financed with (A) the proceeds of a recent sale of $50,000,000 in aggregate principal amount of the Company’s 6.75% Notes and (B) available cash. The information in the first paragraph of Item 1.01 above is incorporated by reference into this Item 2.01.

The foregoing description of the NewSouth Acquisition and related matters is qualified in its entirety by reference to the Purchase Agreement, which has been previously filed with the SEC as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on December 10, 2019, and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above is hereby incorporated by reference.

Item 8.01	Other Events.

On February 3, 2020, the Company issued a press release announcing the closing of the previously announced NewSouth Acquisition.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.1	Third Supplemental Indenture, dated as of February 1, 2020, by and between the Company, the guarantors party thereto and U.S. Bank National Association

99.1	Closing Press Release of PGT Innovations, Inc. dated February 3, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PGT Innovations, Inc.

Dated: February 3, 2020	By:	/s/ Sherri Baker
	Name:	Sherri Baker
	Title:	Senior Vice President and Chief Financial Officer